PUBLISHER LICENSING AGREEMENT

This Publisher Licensing Agreement (the "Agreement") is made as of this 1st day of January, 2016 (the "Effective Date") by and between Havok Media, LLC, a New York LLC ("Publisher"), and Bright Mountain Media, Inc., a Florida Corporation ("Company").

In consideration of the mutual covenants and promises contained herein, the parties hereby agree as follows:

1. Site. Havokjournal.com, a military/veteran related news and information site, and Article 107News.com, a military humor/satire site ("Subject Matter").

2. Agreement Term. Sales trial for a period of ninety (90) days starting on the Effective Date unless earlier terminated pursuant to Section 7. Agreement may be continued by the mutual written agreement of the parties.

3. Ownership.
   a. All Content and user data created before the Effective Date of this Agreement and during the term of the Agreement remains the sole property of the Publisher.
   b. Any proprietary technology features, modules, or platforms used by the Company to fulfill the provisions of this Agreement remain the sole property of the Company and will only be used by the Publisher during the Term of this Agreement.

4. Obligations of Publisher. Publisher shall perform the obligations set forth in Exhibit A and as otherwise agreed upon by both parties.

5. Obligations of Company. Company shall perform the obligations set forth in Exhibit B.

6. Consideration to Publisher. Consideration for the Publisher is set forth in Exhibit C.

7. Termination
   a. This Agreement may be terminated at any time by a party, effective immediately upon written notice, if the other party:
      i. Becomes insolvent or
      ii. Files a petition in bankruptcy or
      iii. Makes an assignment for the benefit of its creditors, or
      iv. Breaches any of its material responsibilities, obligations, representations and/or warranties under the Agreement, which breach is not remedied within fourteen (14) days from receipt of written notice of such breach.

8. Exclusivity and Non-Compete. During the term of the agreement:
   a. Publisher nor their employees, consultants, affiliates or agents shall, without the prior consent of Company utilize any services that provide advertising on the Site except for Google and Amazon.
   b. Publisher nor their employees, consultants, affiliates or agents, shall not solicit any advertisers, contractors, partners, employees, and / or clients of Company for purposes of securing their business or services nor solicit to them to cease their relationship with Company which they do not have a current business relationship as of the Effective Date of this Agreement.
   c. Both parties shall not, in any form or manner, disparage the other party, their affiliates, advertisers, its strategic business partners and/or any co-branded services.

CF Initials

9. Confidentiality

a. Confidential Information. During the Term, it is acknowledged by Publisher and Company that each may receive confidential and trade secret information (defined below) that is the property of the other party and which is marked or otherwise identified as such ("Confidential Information").

b. Confidentiality Obligations. All Company-related Confidential Information will be treated as confidential and proprietary by Publisher and shall not be disclosed by Publisher to any third party unless required by law. Publisher will only disclose the Confidential Information of Company to those of its attorneys, agents, partners, contractors, and / or employees: (a) with a need to know in order to perform under this Agreement; (b) who are informed of and agree to be bound by the nondisclosure obligations imposed by this Agreement; and (c) who are parties to appropriate confidentiality agreements sufficient to comply with the obligations imposed by this Agreement.

10. Indemnification

a. Publisher. Publisher will indemnify, defend and hold harmless Company and its directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys' fees and other legal expenses, arising directly or indirectly from or in connection with: (a) any negligent, reckless or intentionally wrongful act of Publisher or Publisher's assistants, employees or agents; (b) any breach by Publisher or Publisher's assistants, employees or agents of any of the covenants, warranties or representations contained in this Agreement; (c) any failure of Publisher to perform the Services in accordance with all applicable laws, rules and regulations; or (d) any violation or claimed violation of a third party's rights resulting in whole or in part from Company's use of the work product of Publisher under this Agreement.

b. By Company. Company shall at its expense, indemnify, defend and hold harmless Publisher and its directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys' fees and other legal expenses, arising directly or indirectly from or in connection with any Claim to the extent the basis of such Claim arises out of Company's acts or omissions related to the Site or Company's use of the Content or Derivative Works, except to the extent such claims arise out of Publisher's indemnity obligations as set forth in Section 10(a), above.

11. Arbitration and Equitable Relief

a. Arbitration. Except as provided in Section 13 below, any dispute or controversy arising out of, relating to or concerning any interpretation, construction, performance or breach of this Agreement, will be settled by arbitration to be held in Palm Beach County, Florida in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in the dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. Company and Publisher will each pay one half of the costs and expenses of the arbitration and each will separately pay their own counsel fees and expenses.

b. Waiver of Right to Jury Trial. This arbitration clause constitutes a waiver of Publisher's right to a jury trial for all disputes relating to all aspects of this Agreement (except as provided in Section 13 below), including, but not limited to, the following claims:

CF
Initials

i. claims, both express and implied, for breach of contract, breach of the covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage and defamation; and

ii. any and all claims for violation of any federal, state or municipal statute.

c. Equitable Remedies. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this Agreement and without abridgement of the powers of the arbitrator.

d. Consideration. Each party's promise to resolve claims by arbitration in accordance with the provisions of this Agreement, rather than through the courts, is consideration for the other party's like promise.

12. Warrantees and Limitation of Liability. THE DELIVERABLES OUTLINED IN THIS AGREEMENT OF EACH PARTY ARE PROVIDED "AS-IS" AND EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW.

THE PARTIES AGREE THAT NEITHER PARTY'S LIABILITY FOR DAMAGES FROM ANY CAUSE OF ACTION WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, WILL EXCEED THE REVENUE CALCULATED IN ACCORDANCE WITH THE EXHIBITS UNDER THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOST PROFITS OR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, DAMAGES ARISING FROM COSTS OF PROCUREMENT OF SUBSTITUTE SERVICES, LOST DATA, LOST PROFITS OR REVENUE, OR FOR ANY CLAIM OR DEMAND BY ANY THIRD PERSON, ARISING OUT OF OR RELATED TO THE AGREEMENT OR THE PERFORMANCE OR BREACH THEREOF, EVEN IF ADVISED OF THIS POSSIBILITY.

13. Miscellaneous

a. Public Announcements. Parties agree to not make any separate public announcements without obtaining the other Parties' consent.

b. Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party.

c. Notice. Any notice required or permitted under the terms of this Agreement or required by law must be in writing and must be: (a) delivered in person; (b) sent by first class registered mail or air mail, as appropriate; or (c) sent by overnight air courier, in each case properly posted and fully prepaid to the appropriate address as set forth below. Either party may change its address for notices by notice to the other party given in accordance with this Section. Notices will be deemed given at the time of actual delivery in person, three (3) business days after deposit in the mail as set forth above or one day after delivery to an overnight air courier service.

d. Entire Agreement. This Agreement and all exhibits contain the entire agreement of the parties with respect to the subject matter of this Agreement and supersede all previous communications, representations, understandings and agreements,

Initials

either oral or written, between the parties with respect to said subject matter. No terms, provisions or conditions of any communication, acknowledgement or other business form that either party may use in connection with the transactions contemplated by this Agreement will have any effect on the rights, duties or obligations of the parties under or otherwise modify, this Agreement, regardless of any failure of a receiving party to object to these terms, provisions or conditions. This Agreement may not be amended, except by written agreement signed by both parties.

e. Waiver. Any waiver of the provisions of this Agreement or of a party's rights or remedies under this Agreement must be in writing to be effective. Failure, neglect or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time, will not be construed as a waiver of the party's rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice the party's right to take subsequent action. Exercise or enforcement by either party of any right or remedy under this Agreement will not preclude the enforcement by the party of any other right or remedy under this Agreement or that the party is entitled by law to enforce.

f. Severability. If any term, condition or provision in this Agreement is found to be invalid, unlawful or unenforceable to any extent, the parties will endeavor in good faith to agree to amendments that will preserve, as far as possible, the intentions expressed in this Agreement. If the parties fail to agree on an amendment, the invalid term, condition or provision will be severed from the remaining terms, conditions and provisions of this Agreement, which will continue to be valid and enforceable to the fullest extent permitted by law.

g. Independent Contractor Status. It is the express intention of the parties that Publisher performs the services outlined in Exhibit A as an independent contractor. Nothing in this Agreement will in any way be construed to constitute Publisher as an agent, employee or representative of Company. Without limiting the generality of the foregoing, Publisher is not authorized to bind Company to any liability or obligation or to represent that Publisher has any authority. Publisher is obligated to report as income all compensation received by Publisher under this Agreement and to pay all taxes thereon. Publisher will indemnify and hold Company harmless to the extent of any obligation imposed on Company to pay in withholding taxes or similar items.

h. Benefits. Publisher acknowledges that Publisher's employees will not receive benefits from Company either as a Contractor or employee, including without limitation paid vacation, sick leave, medical insurance and 401(k) participation.

i. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

j. Legal Counsel. Each parties acknowledges and represents by executing this agreement that each had the opportunity to seek legal counsel and that the signing parties have read and understood all the terms and provisions of this Agreement.

k. Defined Terms. Unless the context otherwise requires, any term that is defined in this Agreement or in any exhibit hereto shall have such meaning within this Agreement and all exhibits hereto.

    i. Content include but not limited to all materials, comments, user data, text, photos, data and similar information related to the Subject Matter that are created, owned, licensed or otherwise rightfully possessed by Publisher and published on the Domain Name and / or associated sites.

CF
Initials

ii. Use includes but is not limited to use, copy, encode, store, archive, transmit, modify, translate, reproduce, distribute, publicly display, publicly perform, render into audible format, and transmit, in whole or in part, via any means, whether now known or hereafter developed, content including without limitation the Internet and third party networks (including without limitation telephone and wireless networks).

iii. Confidential Information and Trade Secrets include, but are not limited to financial information, business plans, prospects, inside information (including information regarding financial performance, earnings, existing products, existing techniques, new products, new techniques and business strategies), proprietary processes and know-how, client lists, third-party confidential or proprietary information, personnel information (including, without limitation, skills and compensation), product development information, information about software programs and subroutines, source and object code, databases, database criteria, user profiles, scripts, algorithms, processes, designs, methodologies, technology, inventions, improvements (whether patentable or not), modules, features and modes of operation, internal documentation, any information about the Company's security, including, without limitation, access codes, passwords, security protocols, system architecture, and/or employee or user identification, and information regarding possible acquisitions or sales of businesses or facilities.

The parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

BRIGHT MOUNTAIN MEDIA, INC:

By: W. Kip Speyer, CEO

PUBLISHER:

By: Charles Donald Faint, CEO

Address: 3251 Meigs Road, West Point, NY 10996

Tele: 720-275-5538 and 910-584-3277

Cell: 910-584-3277

Email: Charles.faint@gmail.com

CF
Initials

EXHIBIT A

OBLIGATIONS AND REPRESENTATIONS OF PUBLISHER

1. Advertising Locations. Publisher shall make available all advertising locations to Company during the 90 day trial, except for three locations which may be used at Publisher's discretion subject to the provisions of Paragraph 8.a of the Publisher Licensing Agreement and charitable cause promotion.

2. Organization Representations & Enforceability. a) Publisher is duly organized, validly existing and in good standing in the jurisdiction stated in the preamble to this Agreement, b) the execution and delivery of this agreement by Publisher and the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Publisher and c) this Agreement constitutes a valid and binding obligation of Publisher that is enforceable in accordance with its terms.

3. Compliance with Company Policies. Publisher will perform the Services in accordance with all policies and procedures provided by Company, including any third party policies and procedures that Company is required to comply with.

4. No Conflict. The entering into and performance of this Agreement by Publisher agrees that it does not and will not: a) violate, conflict with or result in a material default under any other contract, agreement, indenture, decree, judgment, undertaking, conveyance, lien or encumbrance to which Publisher is a party or by which it or any of Publisher property is or may become subject or bound; or b) violate any applicable law or government regulation. Publisher will not grant any rights under any future agreement, nor will it permit or suffer any lien, obligation or encumbrances that will conflict with the full enjoyment by Company of its rights under this Agreement.

5. Right to Make Full Grant. Publisher has and will have all requisite ownership, rights and licenses, including the site's domain name and any service or trademarks, to fully perform its obligations under this Agreement and grants to Company all rights with respect to the content and related copyrights to be granted under this Agreement, free and clear of any and all agreements, liens, adverse claims, encumbrances and interests of any person or entity, including, without limitation, Publisher's employees, agents, artists and Publishers and their Publishers' employees, agents, who have provided, are providing or will provide services in conjunction with the obligations of the Publisher under this Agreement.

6. Non-infringement. Publisher agrees to that they have not and will not infringe, violate or misappropriate the intellectual property rights of any third party.

7. No Pending or Current Litigation. Publisher is not involved in litigation, arbitration or any other claim and knows of no pending litigation, arbitration, other claim or fact that may be the basis of any claim regarding any of the materials Publisher has used or will use to develop or has incorporated or will incorporate into the content to be delivered under this agreement.

8. No Harmful Content. The content as delivered by Publisher on the Site will not contain matter that is injurious to end users or their property or which is scandalous, libelous, obscene, an invasion of privacy or otherwise unlawful or tortious.

CF
Initials

EXHIBIT B

OBLIGATIONS AND REPRESENTATIONS OF COMPANY

1. Company represents it will use its best efforts to fulfill its obligations during the 90-day sales trial period referenced on page 1, paragraph 2.

CF
Initials

1.

EXHIBIT C

CONSIDERATION

Provided that Company receives a fully-executed copy of this Agreement, and further provided that Publisher is not in breach of this Agreement and has satisfactorily performed its services, duties and obligations required by Company here under, Company shall pay Publisher a royalty from advertising revenue under the following schedules listed below:

1. Royalties for Advertising Revenue. Company shall pay Publisher a royalty in that month equal to Seventy Percent (70%) of Net Advertising Revenue, with "Net Advertising Revenue" defined as total cash received by Company from sponsor or advertising agency for all advertising revenue from the Havokjournal.com

2. Payments. Royalty Payments to Publisher will be made on the 15th of each month. All royalty amounts will be paid on actual cash payments received by the Company during the previous month. All payments due and owing to Publisher pursuant to this Agreement shall be transmitted to Publisher via check and Publisher agrees to provide all information necessary to make payment.

3. Metrics. Concurrent with monthly payments, Company shall provide Publisher with a complete and easy to understand rollup of information used to compile payments.

CF
Initials